UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	ANF	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019, as part of its ongoing transformation efforts, Abercrombie & Fitch Co. (the “Company”) made the decision to eliminate the role of Chief Operating Officer, effective immediately. As a result, Joanne C. Crevoiserat, the Company’s Executive Vice President & Chief Operating Officer, will be leaving the Company on June 15, 2019, following a short transition period. As of the date of this Current Report on Form 8-K, the Company and Ms. Crevoiserat had not yet finalized the terms of her separation from service with the Company.
On May 14, 2019, the Company issued a news release (the “News Release”) announcing this decision. A copy of the News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Abercrombie & Fitch Co. on May 14, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: May 14, 2019	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Senior Vice President, General Counsel and Corporate Secretary